ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption of Ownership Interests (“Assignment”) is made and entered into effective as of__________, 2011 (the “Effective Date”), by and among ARC Real Estate Partners, LLC, a Delaware limited liability company (“Assignor”), and ARC Properties Operating Partnership, L.P., a Delaware limited partnership (“Assignee”).

RECITALS

A.           Assignor is the legal and beneficial owner of one hundred percent (100%) of the limited liability company interest (collectively, the “Ownership Interests”) in ARC Income Properties, LLC, a Delaware limited liability company, and American Realty Capital Partners, LLC, a Delaware limited liability company (collectively, the “Companies”).

B.           Assignor desires to assign the Ownership Interests to Assignee, and Assignee desires to assume the Ownership Interests from Assignor.  It is the intent of the parties that, upon this Assignment, Assignor will withdraw as a member (“Owner”) of each of the Companies, and Assignee will become a substitute member of each of the Companies.

ASSIGNMENT

The parties agree as follows:

1.           Assignment.  For value received, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers, conveys and delivers the Ownership Interests and all of its right, title and interest in the Companies to Assignee.  Upon the execution of this Assignment, the records of each Company, including the limited liability company agreement, as amended, supplemented or otherwise modified from time to time (each, an “Organizational Agreement”), shall be amended to reflect the change in ownership of the Ownership Interests.

2.           Assumption.  Assignee hereby accepts the foregoing assignment and assumes the agreements and obligations of an Owner under each Organizational Agreement, including the obligation to fulfill the obligations of Assignor in accordance with the terms of each Organizational Agreement with respect to the Ownership Interests.  Assignee’s execution of this Assignment constitutes the execution of a counterpart signature page to each Organizational Agreement.  Assignee acknowledges it has received and reviewed a copy of each Organizational Agreement.

3.           Withdrawal and Substitution of Owner.  Assignor hereby withdraws as Owner of each Company, and Assignee is hereby admitted and substituted as Owner of each Company with respect to the Ownership Interests.

4.           Representations and Warranties.  Assignor hereby represents and warrants to Assignee that the Ownership Interests are free and clear of all liens, assignments, security interests, options and adverse claims to or encumbrances on title of any kind or character.  Each of Assignor and Assignee hereby represents and warrants that the execution and delivery by it of this Assignment will not violate or constitute a default under the terms or provisions of any agreement, document or instrument to which it is bound.

5.           Effective Date.  This Assignment is effective as of the Effective Date set forth above.

6.           Successors and Assigns.  This Assignment is binding on and inures to the benefit of the parties and their respective successors and assigns.

7.           Governing Law.  This Assignment, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, are governed by and shall be construed in accordance with the laws of the State of Delaware.

8.           Counterparts.  This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument.

9.           Future Cooperation.  Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of agreements, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

ARC REAL ESTATE PARTNERS, LLC:

By:
Name:
Title:

ASSIGNEE:

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

By:	AMERICAN REALTY CAPITAL
PROPERTIES, INC.
Its general partner

By:
Name:
Title: